Exhibit 10.42

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 10, 2016 (this “Amendment”), is entered into among VITAMIN COTTAGE NATURAL FOOD MARKETS, INC., a Colorado corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of January 28, 2016 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.     Amendments.

(a)     The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“First Amendment Effective Date” means May 10, 2016.

(b)     The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is $45,000,000.

(c)     Section 2.01(b)(i) of the Credit Agreement is hereby amended to read as follows:

(i)     the sum of the aggregate amount of all increases in the Aggregate Revolving Commitments after the First Amendment Effective Date shall not exceed $5,000,000;

(d)     Section 7.08 of the Credit Agreement is hereby amended to read as follows:

7.08     Restricted Payments; Certain Payments of Indebtedness.

No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Borrower and Parent may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, (b) so long as no Default exists or would arise as a result thereof, Subsidiaries of the Borrower may declare and pay dividends ratably to the holders of their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) so long as no Default exists or would arise as a result thereof, the Borrower and Parent may repurchase, redeem, or otherwise buy back shares of Parent’s common stock in an aggregate amount not to exceed $10,000,000; provided, that, with respect to each of clauses (a) through (d) above, such Person and the Persons holding its Equity Interests are in compliance with Section 7-80-606 of the Colorado Revised Statutes, and (e) so long as no Default exists or would arise as a result thereof, the Borrower may pay cash dividends to the Parent in an amount sufficient to allow the Parent to pay (i) reasonable audit and other accounting expenses incurred in the ordinary course of business, (ii) Taxes due and payable by the Parent to any taxing authority and reasonable expenses incurred in connection with preparation of related Tax returns and filings, (iii) reasonable and necessary expenses (including professional fees and expenses) incurred by the Parent in connection with (A) registration, public offerings and exchange listing of equity securities and maintenance of the same, (B) compliance with reporting obligations under, or in connection with compliance with, federal or state securities laws, and (C) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor), (iv) repurchases of shares of Parent’s common stock pursuant to clause (d) above in an aggregate amount not to exceed $10,000,000, and (v) other reasonable expenses incurred by Parent in the ordinary course of business.

(e)     Schedule 2.01 to the Credit Agreement is hereby amended to read as set forth in Exhibit A attached hereto.

2.     Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)     Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and Required Lenders.

(b)     Payment of all fees and expenses owed by the Loan Parties to the Administrative Agent.

3.     Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4.     Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by each Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c)     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)     The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5.     Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.     Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

7.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.     Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

10.     Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

	By:	/s/ Kemper Isely
	Name:	Kemper Isely
	Title:	Co-President

GUARANTORS:	NATURAL GROCERS BY VITAMIN COTTAGE, INC.,
a Delaware corporation

	By:	/s/ Kemper Isely
	Name:	Kemper Isely
	Title:	Co-President

VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY,
a Colorado limited liability company

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Manager

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Satish S. Chander
	Name:	Satish S. Chander
	Title:	SVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

	By:	/s/ Satish S. Chander
	Name:	Satish S. Chander
	Title:	SVP

Exhibit A

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment
Bank of America, N.A.	$45,000,000.00	100.000000000%
TOTAL	$45,000,000.00	100.000000000%